     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1999


                                                      REGISTRATION NO. 333-75877
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 2 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                SUMMIT BANCORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEW JERSEY                            6711                            22-1903313
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)                    NO.)

                              301 CARNEGIE CENTER
                                 P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           RICHARD F. OBER, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                SUMMIT BANCORP.
                              301 CARNEGIE CENTER
                                 P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3430
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              ROBERT M. LAROSE, ESQ.                             NORMAN D. SLONAKER, ESQ.
                THOMPSON COBURN LLP                                  BROWN & WOOD LLP
                    SUITE 3400                                    ONE WORLD TRADE CENTER
               ONE MERCANTILE CENTER                                    58TH FLOOR
             ST. LOUIS, MISSOURI 63101                           NEW YORK, NEW YORK 10048
                  (314) 552-6000                                      (212) 839-5356

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration Statement as determined in light of market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
          TO BE REGISTERED(1)                REGISTERED(2)           UNIT(3)         PRICE PER UNIT(3)   REGISTRATION FEE(4)
----------------------------------------------------------------------------------------------------------------------------
Debt Securities and Preferred Stock.....    $1,000,000,000            100%            $1,000,000,000          $278,000
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2) Plus an additional principal amount of Debt Securities issued with an original issue discount such that the aggregate initial offering price of all securities registered hereunder will not exceed $1,000,000,000.
(3) Estimated solely for the purpose of computing the registration fee.
(4) The entire registration fee was paid with the original filing on April 8, 1999.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 30, 1999


PROSPECTUS

                                 $1,000,000,000

                                SUMMIT BANCORP.

                                DEBT SECURITIES

                                PREFERRED STOCK

                           -------------------------

- By this prospectus, we may offer from time to time up to $1,000,000,000 of our:

     - debt securities; and

     - preferred stock.
- When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is              , 1999.

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Cautionary Statement Regarding
  Forward-Looking Statements.........    2
Summit Bancorp.......................    3
Ratio Of Earnings To Fixed Charges
  And Ratio of Earnings To Combined
  Fixed Charges and Preferred Stock
  Dividends..........................    4
Use Of Proceeds......................    4


                                       PAGE
                                       ----
Description Of Debt Securities.......    5
Description Of Preferred Stock.......   11
Plan Of Distribution.................   14
Legal Matters........................   16
Experts..............................   16
Where You Can Find Additional
  Information........................   16


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in the section below entitled "Summit Bancorp." and statements incorporated by reference from documents filed with the Securities and Exchange Commission by Summit are or may constitute forward-looking statements. Because statements of this kind are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements.
                           -------------------------

     You should rely on the information contained or incorporated by reference in this prospectus. We have not, and any underwriters selected by us have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                SUMMIT BANCORP.

     We are the largest New Jersey-based bank holding company based on total consolidated assets. We own Summit Bank in New Jersey, Summit Bank in Pennsylvania and Summit Bank in Connecticut, as well as several non-bank subsidiaries. Our bank subsidiaries are engaged in a general banking business and provide the following products and services:

     - demand and interest bearing deposit accounts

     - asset management accounts

     - business, real estate, personal and installment loans

     - lease financing, fiduciary, investment management, investment advisory, custodial, correspondent, capital markets, financial advisory, money desk and treasury services

     - life and health insurance products and services

Our non-bank subsidiaries engage primarily in the following services:

     - securities products and services

     - life, health, property and casualty insurance products and services

     - venture capital investment

     - commercial finance lending

     - lease financing

     - asset based lending

     - letter of credit issuance

     - data processing

     - reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries

     Our principal executive offices are located at 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey 08543-2066 (telephone number (609) 987-3200).

          RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Our consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated are set forth below:

                                                                           THREE MONTHS
                                                                               ENDED
                                          YEAR ENDED DECEMBER 31,            MARCH 31,
                                   -------------------------------------   -------------
                                   1994    1995    1996    1997    1998    1998    1999
                                   -----   -----   -----   -----   -----   -----   -----
Ratio of Earnings to Fixed
  Charges:
  Excluding Interest on
     Deposits....................  3.16x   3.19x   3.00x   3.21x   2.92x   3.11x   2.85x
  Including Interest on
     Deposits....................  1.54x   1.55x   1.49x   1.61x   1.66x   1.66x   1.70x
Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividend Requirements:
  Excluding Interest on
     Deposits....................  3.13x   3.17x   2.98x   3.21x   2.92x   3.11x   2.85x
  Including interest on
     Deposits....................  1.54x   1.55x   1.49x   1.61x   1.66x   1.66x   1.70x

     Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus interest and one-third of net rental expense. Fixed charges, excluding interest on deposits, consist of interest on indebtedness, one-third of net rental expense (deemed to be representative of the interest factor) and preferred stock dividend requirements. Fixed charges, including interest on deposits, consists of the foregoing items plus interest on deposits.

     Ratio of earnings to combined fixed charges and preferred stock dividend requirements is calculated similarly to the ratio of earnings to fixed charges, except for the amount of the preferred stock dividends, which are increased to an amount representing the pre-tax earnings which would be required to cover such dividend requirement.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the senior and subordinated debt securities and preferred stock for general corporate purposes in the ordinary course of business, including the reduction of indebtedness, stock repurchases, investments in and advances to subsidiaries and possible future acquisitions of bank and non-bank subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

     The following summary highlights selected information from the indentures and may not contain all of the information that is important to you. In order to understand the terms of our securities, you should carefully read all of the provisions of each of the indentures and any prospectus supplement. Each of the indentures has been filed as an exhibit to the registration statement of which this prospectus is a part. We will provide a copy of each of the indentures upon request. See "Where You Can Find Additional Information."


     We will issue senior debt securities under a senior indenture between us and Citibank, N.A., as trustee. We will issue subordinated debt securities under a subordinated indenture between us and Citibank, N.A., as trustee. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The senior debt securities will have the same rank as all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured subordinated debt and will be entitled to payment only after payment on our senior indebtedness. Senior indebtedness includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not superior to, or to have the same rank as, the subordinated debt securities. At March 31, 1999, we had outstanding senior indebtedness aggregating approximately $5.7 billion.



     Because we are a holding company, our right, and hence the right of our creditors (including the holders of the debt securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of that subsidiary (including claims of depositors, in the case of subsidiary banks), except to the extent that we may ourselves be recognized as a creditor of that subsidiary. In addition, dividends, loans and advances from some subsidiaries to us are restricted by regulatory requirements.


     Neither indenture limits the amount of debt that we may issue. In addition, neither indenture provides holders any protection in the event of a recapitalization or restructuring involving our company.

     The applicable prospectus supplement will include the rate of interest, maturity and payment terms for each debt security. Interest on the debt securities will be paid to the holder of record as of the close of business on the record date. Unless otherwise provided pursuant to the applicable prospectus supplement, interest on the debt securities will be calculated on the basis of a 360-day year of twelve 30-day months.

     All amounts paid by us to the trustee or any paying agent for any payment with respect to any debt securities which remain unclaimed for two years may be repaid to us. If a payment is repaid to us, the holder of the debt securities must look only to us for such payment.

FORM, DENOMINATION AND REGISTRATION

     We may issue one or more series of debt securities in fully registered form, without coupons, in minimum denominations of $1,000 and any integral multiple of $1,000. In addition, we may issue debt securities in bearer form in minimum denominations of $5,000. Each indenture provides that we may issue debt securities in the form of a global note. The global note will be deposited with The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

     Ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on records maintained by DTC or its nominee.

     So long as DTC or its nominee is the registered owner or holder of a global note, DTC or its nominee will be considered the sole owner or holder of the debt securities for all purposes under the indentures. Payments on global notes will be made to DTC or its nominee as the registered owner. Neither we, the trustee nor any paying agent will be responsible for any aspect of the records relating to or payments made on account of, beneficial ownership interests in the global notes. In addition, neither we, the trustee nor any paying agent will be responsible for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that DTC or its nominee will credit participants' accounts in an amount proportionate to the participants' respective beneficial interest in the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in global notes held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." These payments will be the responsibility of the participants.

     Transfers between participants in DTC will occur in accordance with DTC rules and the procedures set forth in the applicable indenture. The laws of some states require that some persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to these persons may be limited. Because DTC can only act on behalf of participants, the ability of a person having a beneficial interest in a global note to pledge his or her interest to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to his or her interest, may be affected by the lack of a physical certificate of such interest.

     We believe that it is the policy of DTC that it will take any action permitted to be taken by a holder of debt securities only at the direction of a participant and only with respect to that participant's portion of the relevant debt securities.

     DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     DTC management is aware that some computer applications and systems for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, which contribute to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase which is expected to be completed within appropriate time frames.

     DTC's ability to perform properly its services also is dependent upon others, including issuers and their agents, third party vendors from whom DTC licenses software and hardware and third party vendors upon whom DTC relies for information relating to the provision of services. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to impress upon them the importance of their services being year 2000 compliant and determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information is informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform or continue to perform these procedures, which may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The indentures allow us to merge or consolidate with another company, or to sell all or most of our assets to another company if:

     - the resulting corporation is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and assumes all of our obligations to:

        - pay or deliver the principal of, any premium and interest on and any additional amounts with respect to all of the outstanding debt securities, and

        - perform and observe all of our obligations under each indenture and the related debt securities; and

     - immediately after any consolidation or merger, the resulting corporation is not in default under the indentures; and

     - the resulting corporation delivers to the trustee an officers' certificate and an opinion of counsel stating that the consolidation, merger, conveyance, transfer or lease complies with the provisions of the applicable indenture.

EVENTS OF DEFAULT

     Each of the following will be an event of default with respect to the senior debt securities:

     - default in the payment of any interest or additional amounts when due, and continuing for 30 days;

     - default in the payment of any principal or premium, when due;

     - default in the deposit of any sinking fund payment, when due;

     - default in the performance of any of our obligations contained in the senior indenture or the senior debt securities, and continuing for 90 days after written notice is provided in the manner set forth in the senior indenture;

     - a default under any debt instrument of ours which results in the acceleration of any amount in excess of $50,000,000 which acceleration is not rescinded within 30 days after written notice is provided in the manner set forth in the senior indenture;

     - events specified in the senior indenture relating to the bankruptcy, insolvency or reorganization of our company or any of our significant bank subsidiaries as defined in the senior indenture; and

     - any other event of default provided in the senior indenture with respect to the senior debt securities.

     An event of default is defined under the subordinated indenture only as events relating to the bankruptcy, insolvency or reorganization of our company or any of our significant bank subsidiaries as defined in the subordinated indenture.

     If an event of default (other than an event of default as a result of events relating to the bankruptcy, insolvency or reorganization of our company or any of our significant bank subsidiaries as defined in the indentures) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare all amounts due and payable or deliverable immediately. The holders of a majority of the outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, provided that:

     - the trustee has not yet obtained a judgment or decree for payment of money due;

     - all payments due have been made, other than those due as a result of acceleration; and

     - all events of default have been remedied or waived.

     The holders of a majority of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

     - in the payment of any amounts due and payable or deliverable with respect to the debt securities of that series; or

     - in respect of our obligations under any indenture which cannot be modified under the terms of that indenture without the consent of each holder of debt securities affected.

     The holders of a majority of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction is not in conflict with any rule of law or the applicable indenture. Subject to the provisions of each indenture relating to the duties of the trustee, before proceeding to exercise any right or power under an indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such direction.

     Each of the indentures provides that, within 90 days after the occurrence of any event of default, the trustee shall notify each of the holders of the debt securities of that series, unless the default has been cured or waived. In the case of a default in the payment of the principal of, any premium or interest on or any additional amounts, or any sinking fund payment, with respect to the debt securities, the trustee may withhold the notice if it is determined that the withholding of the notice is in the best interest of the holders of the debt securities. In addition, in the case of an event of default resulting from a default under any debt instrument which results in the acceleration of any amount in excess of $50,000,000 no notice to holders will be given until at least 30 days after the occurrence of the default.

MODIFICATION, AMENDMENT AND WAIVER

     Each indenture may be modified and amended with the consent of holders of not less than a majority of each series of debt securities affected. However, without the consent of each holder of any debt security affected, no amendment or modification to any indenture may:

     - change the stated maturity of the principal of, or any premium or installment of interest on or additional amounts with respect to any debt security;

     - reduce the principal amount of, or the rate of interest on, or additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

     - change our obligation to pay additional amounts with respect to any debt security or reduce the amount of the principal of an original issue discount security that would be payable upon acceleration;

     - change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security;

     - change the place or currency of any delivery or payment of principal of, any premium or interest on or any additional amounts with respect to any debt security;

     - impair the right to institute suit for the enforcement of any delivery or payment on any debt security;

     - reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the applicable indenture;

     - reduce the requirements for quorum or voting by holders of debt securities;

     - modify any provisions in the indentures regarding the waiver of past defaults and the waiver of some covenants by the holders of debt securities, except to increase any percentage vote or consent required or to provide that some other provisions of the indentures cannot be modified or waived without the consent of a percentage of the holders of the debt securities affected;

     - with respect to the subordinated indenture, modify the subordination provisions in a matter adverse to the holders of the senior debt securities; or

     - modify any of the foregoing requirements.

SATISFACTION, DISCHARGE AND DEFEASANCE

     If a particular series of senior debt securities so provides, we may discharge some of the obligations to holders of outstanding senior debt securities by depositing funds with the trustee in an amount sufficient to pay the entire indebtedness on the senior debt securities. In addition, we must deliver to the trustee:

     - a certificate signed by a nationally recognized firm of independent public accountants certifying as to the sufficiency of the amounts deposited for the payment of the principal of, or any premium or interest on and any additional amounts with respect to the senior debt securities on the dates such payments are due;

     - an officers' certificate and an opinion of counsel stating that no event of default shall have occurred and be continuing and all conditions precedent to the satisfaction and discharge of the entire indebtedness have been complied with;

     - a ruling from the Internal Revenue Service or an opinion of independent counsel that the holders of such senior debt securities:

        - will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance or discharge; and

        - will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, defeasance or discharge had not occurred; and

     - if the series of senior debt securities are then listed on The New York Stock Exchange, an opinion of counsel that the senior debt securities of such series will not be delisted as a result of our actions.

     If, after we have deposited funds to effect satisfaction, defeasance or discharge with respect to senior debt securities of any series, the holder of a senior debt security elects to receive payment in a currency other than that in which the deposit has been made the indebtedness to that holder shall be deemed to be fully discharged when the amount deposited has been converted into the elected currency and paid to that holder.

REDEMPTION RIGHTS

     Debt securities may be redeemable, in whole or in part, at our option or at the holder's option. In addition, debt securities may be subject to mandatory redemption pursuant to a sinking fund. The redemption of the subordinated debt securities may be subject to limitations imposed by regulations of the Board of Governors of the Federal Reserve System with respect to the maintenance of minimum levels of Tier 2 capital, of which the subordinated debt securities may be a component.

GOVERNING LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     The trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

                         DESCRIPTION OF PREFERRED STOCK

     The following summary highlights the general terms and provisions of the preferred stock which we may issue. The specific terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description of the terms of the preferred stock set forth below and in an applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the amendment to our restated certificate of incorporation relating to the applicable series of preferred stock, which will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part.

GENERAL

     Pursuant to our restated certificate of incorporation, as amended, our bylaws and applicable New Jersey law, we are authorized to issue up to 6,000,000 shares of preferred stock, no par value per share. Our board of directors has the authority, without approval of our shareholders, to issue all of the shares of preferred stock which are currently authorized in one or more series. In addition, our board of directors has the authority to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of our preferred stock.


     As of the date of this prospectus, we had no preferred stock outstanding. As of such date, we had 1,500,000 shares of Series R preferred stock reserved for issuance under our existing shareholder rights plan. Pursuant to our existing shareholder rights plan, preferred stock purchase rights are attached to our common stock, par value $0.80 per share. See "-- Preferred Stock Purchase Rights" below.


     The holders of the preferred stock will be entitled to receive cash dividends at the rates and on the dates as will be specified in the applicable prospectus supplement. The rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock books on the record dates.

     Unless otherwise indicated in an applicable prospectus supplement, all series of preferred stock will be senior in right as to dividends and in liquidation to the common stock and any other class of stock ranking junior to the preferred stock.

VOTING RIGHTS

     Except as indicated in the applicable prospectus supplement or as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. In the event we issue a series of preferred stock with voting rights, unless otherwise specified in the prospectus supplement relating to such series, each share of that series will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote. As a result, the voting power of such series, on matters on which holders of such series and holders of other series of preferred stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares.

REDEMPTION RIGHTS

     A series of preferred stock may be redeemable, in whole or in part, at our option or any holder's option. In addition, the preferred stock may be subject to mandatory redemption pursuant to a sinking fund. Preferred stock redeemed by us will be restored to the status of authorized but unissued preferred shares. The redemption of any shares of preferred stock may be subject to limitations imposed by regulations of the Board of Governors of the Federal Reserve System with respect to the maintenance of minimum levels of Tier 2 Capital, of which the preferred stock may be a component.

REPURCHASE OBLIGATION

     The prospectus supplement relating to a series of preferred stock will state the conditions and terms, if any, upon which such series shall be subject to repurchase.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of each series of preferred stock will be entitled to receive, before any distribution of assets to holders of common stock or any other class or series of shares ranking junior to the preferred stock, a liquidating distribution as set forth in the applicable prospectus supplement, plus accrued and unpaid dividends. Neither the sale of all or substantially all of the property or business of our company nor the merger or consolidation of our company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of our company. Except as indicated in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred stock of any series will not be entitled to any further participation in any distribution of assets.

PREFERRED STOCK PURCHASE RIGHTS


     In August 1989, we adopted a shareholder rights plan pursuant to which one preferred stock purchase right attached to each share of common stock outstanding as of the close of business on August 28, 1989. Holders of shares of common stock issued subsequent to that date receive the preferred stock purchase rights with their shares. Except as indicated below, each preferred stock purchase right entitles the registered holder to purchase from us one one hundred fiftieth ( 1/150) of a share of preferred stock designated as Series R preferred stock. The preferred stock purchase rights expire on August 16, 1999 and are subject to redemption and amendment in some circumstances. The preferred stock purchase rights trade automatically with shares of common stock and become exercisable only under the circumstances described below.


     In general, the preferred stock purchase rights will become exercisable upon the earlier to occur (a "distribution date," as defined in the shareholder rights plan) of the following:


     - ten days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the common stock outstanding at that time or voting securities representing 15% or more of the total voting power of our company (such person or group becoming an "acquiring person," as defined in the existing shareholder rights plan); or



     - ten business days, or such later date as our board of directors may determine, after the commencement of, or public announcement of an intention to make, a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding common stock or voting securities representing 30% or more of the total voting power of our company.


     Generally, in the event a distribution date occurs by virtue of a person or group becoming an acquiring person, other than pursuant to an offer that our board of directors determines to be fair to shareholders and otherwise in the best interests of our company, each preferred stock purchase right, other than preferred stock purchase rights owned by the acquiring person, will entitle the holder to receive, upon exercise of the preferred stock purchase right, a number of shares of Series R preferred stock having a value equal to two times the exercise price of the preferred stock purchase right.



     In the event that a distribution date occurs and our company is acquired in a reorganization or other business combination, or more than 50% of our assets or earning power is sold or transferred, each preferred stock purchase right will entitle the holder thereof to receive, upon the exercise of the preferred stock purchase right, a number of shares of common stock of the acquiror having a value equal to two times the exercise price of the preferred stock purchase right.


     The combination of prohibitive dilution of the acquiring person's share values and the power of our board of directors to redeem the preferred stock purchase rights is intended to encourage potential acquiring persons to negotiate with our board of directors with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

     The foregoing description of the shareholder rights plan does not purport to be complete and is qualified in its entirety by reference to the terms of the shareholder rights plan, which is more fully described in our registration statement on Form 8-A filed August 28, 1989.


     On June 16, 1999, our board adopted a new shareholder rights plan to replace the existing shareholder rights plan upon its expiration on August 16, 1999. The new shareholder rights plan has terms similar to those described above for the existing shareholder rights plan, except in the following respects:



     - the existing preferred stock purchase rights relate to our Series R preferred stock. The new preferred stock purchase rights will relate to our Series S preferred stock. We will reserve 2,000,000 shares of Series S preferred stock for issuance under our new shareholder rights plan.



     - the new preferred stock purchase rights will become exercisable ten business days, or such later date as our board may determine, after the commencement of, or public announcement of an intention to make a tender offer or exchange offer that would result in the person or group owning 15% or more of the outstanding common stock or voting securities. The existing preferred stock purchase rights become exercisable ten days following a public announcement that a person or group acquires 15% or more of the outstanding common stock or voting securities, as will the new preferred stock purchase rights, but sets the tender/exchange offer trigger at 30%.



     - after a person or group acquires 15% or more, but before the person or group acquires 50% or more, of the outstanding common stock or voting securities, our board may decide to exchange each outstanding right (other than rights held by the acquiring person) for one share of common stock of our company.

     - the new rights will have an exercise price of $164 per one one-hundredth of a share of Series S preferred stock and will expire on August 31, 2009.



     The foregoing description of the new shareholder rights plan does not purport to be complete and is qualified in its entirety by reference to the terms of the new shareholder rights plan, which is more fully described in our Current Report on Form 8-K dated June 16, 1999.


CONDITIONS AND RESTRICTIONS

     The prospectus supplement relating to a series of preferred stock will describe any conditions or restrictions upon us that are for the benefit of such series, including the following:

     - restrictions upon the creation of debt or other series of preferred stock;

     - payment of dividends; and

     - distributions, acquisitions or redemptions of shares ranking junior to such series.

                              PLAN OF DISTRIBUTION

     We may offer and sell the debt securities and the preferred stock (collectively, the "offered securities") directly or to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate or through dealers or agents. The prospectus supplement with respect to each series of the offered securities will set forth the terms of the offering, including the following:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price and the proceeds we will receive from the sale;

     - any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation; and

     - the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

     If any underwriters are involved in the offer and sale, the offered securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     We may offer and sell the offered securities directly or through an agent or agents designated by us from time to time. Unless otherwise specified in the applicable prospectus supplement, any debt securities sold to one or more agents as principal will be purchased by the agents at a price equal to 100% of the principal amount less a percentage of the principal amount equal to the commission applicable to an agency sale of a debt security of identical maturity. An agent may sell debt securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the debt securities, the offering price (in the case of debt securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the offered securities may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, of the offered securities so offered and sold.

     If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the offered securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the offered securities in connection with the offering, i.e., if it sells more offered securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the offered securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase offered securities on the open market to reduce their short position or to stabilize the price of the offered securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such offered securities as part of the offering.

     Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act of 1933.

     The place and time of delivery for the offered securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

     Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities for which there currently is no market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such series of offered securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the offered securities. The offered securities may or may not be listed on a national securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     The legality of the offered securities offered hereby will be passed upon for us by Thompson Coburn LLP, St. Louis, Missouri. If the offered securities are distributed in an underwritten offering, some legal matters will be passed upon for the underwriters by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements our company and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, included in our Annual Report on Form 10-K, incorporated by reference herein and in the registration statement of which this prospectus is a part, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the Securities and Exchange Commission also are available to the public from the Securities and Exchange Commission's website at http://www.sec.gov. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information. Our common stock is listed on the New York Stock Exchange and the documents we file with the Securities and Exchange Commission also are available for inspection and copying at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission and does not contain all of the information set forth in the registration statement. You should consult the registration statement for further information with respect to our company and these securities.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information and information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold.

     - Annual Report on Form 10-K for the year ended December 31, 1998;


     - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as amended by Amendment No. 1 on Form 10-Q/A filed June 18, 1999;

     - Current Reports on Form 8-K dated April 27, 1999, and June 16, 1999;



     - The description of our existing preferred stock purchase rights contained in our registration statement on Form 8-A dated August 28, 1989; and



     - The description of our new preferred stock purchase rights contained in our Current Report on Form 8-K dated June 16, 1999.



     You may request a copy of these filings, at no cost, by writing or calling us at the following address: Chief Financial Officer, Summit Bancorp., P.O. Box 2066, Princeton, New Jersey 08543-2066, telephone (609) 987-3220.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC Registration Fee........................................  $278,000
Legal Fees and Expenses.....................................    75,000
Accountants' Services.......................................    50,000
Trustee's Fees and Expenses.................................    15,000
Printing Expenses...........................................    30,000
Miscellaneous...............................................    52,000
                                                              --------
     Total..................................................  $500,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     With respect to the indemnification of directors and officers, Section 5 of
Article IX of the By-Laws of Summit Bancorp. provides:

     Section 5.  INDEMNIFICATION AND INSURANCE

     (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; provided, however, that except as provided in
Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and provided, further, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

     (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officer of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

     (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 5(b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

     (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

     (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     (h) For purposes of this By-Law:

          (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant;

          (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law;

          (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

          (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

          (5) "expenses" means reasonable costs, disbursements and counsel fees;

          (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

          (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

     (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

     (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

     Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

     Article 6 of Summit's Restated Certificate of Incorporation provides that:

     Except to the extent prohibited by law, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owned to the Corporation or its shareholders provided that a Director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit. Neither the amendment or repeal of this Article 6, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 6, shall eliminate or reduce the effect of this Article 6 in respect of any matter which occurred, or any cause of action, suit or claim which but for this Article 6 would have accrued or arisen, prior to such amendment, repeal or adoption.

     Summit carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts or omissions of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $50,000,000 in the aggregate.

ITEM 16.  EXHIBITS


  1.1 Form of Underwriting Agreement (debt securities and preferred stock).*
  4.1 Form of Indenture Regarding Senior Debt Securities. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current
      Report on Form 8-K and incorporated herein by reference.*
  4.2 Form of Indenture Regarding Subordinated Debt Securities.
      The form or forms of subordinated debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.*
  4.3 (i) Rights Agreement, dated as of August 16, 1989, by and between Summit Bancorp. (under former name UJB Financial
      Corp.) and First Chicago Trust Company of New York, as
      Rights Agent (incorporated by reference to Exhibit 2 to the Registration Statement on Form 8-A, filed August 28, 1989), and (ii) Notice to Rights Agent dated August 20, 1997
      (incorporated by reference to Exhibit (3)(A)(i) on Form 10-Q for the quarter ended September 30, 1997) are incorporated herein by reference.
  4.4 Rights Agreement, dated as of June 16, 1999, by and between Summit Bancorp. and First Chicago Trust Company of New York, as Rights Agent (including as an exhibit thereto the form of Rights Certificate) filed as Exhibit 4.1 to the Registrant's
      Current Report on Form 8-K dated June 16, 1999, is incorporated herein by reference.
  4.5 Note Agreement, dated as of August 19, 1993, between Summit
      Bancorp. (under former name UJB Financial Corp.) and The
      Northwestern Mutual Life Insurance Company relating to
      $20,000,000 of 7.95% Senior Notes Due August 25, 2003
      (incorporated by reference to Exhibit (4)D. on Form 10-Q for the quarter ended September 30, 1993) is incorporated herein by reference.
  4.6 (i) Fiscal and Paying Agency Agreement, dated as of June 30,
      1993, between Summit Bank, as issuer, and Summit Bank, as fiscal and paying agent acting through its Trust Department, relating to $50,000,000 of 6 3/4% Subordinated Notes due
      June 15, 2003 of Summit Bank (incorporated by reference to
      Exhibit (4)E.(i) on Form 8-K, dated April 11, 1996), and
      (ii) Specimen of Global Certificate for 6 3/4% Subordinated
      Notes due June 15, 2003 of Summit Bank (incorporated by reference to Exhibit (4)E.(ii) on Form 8-K, dated April 11,
      1996) are incorporated herein by reference.
  4.7 (i) Subordinated Indenture, dated as of December 1, 1992, between Summit Bancorp. (under former name UJB Financial
      Corp.) and Citibank, N.A., Trustee, relating to $175,000,000 of 8 5/8% Subordinated Notes Due December 10, 2002 of Summit
      Bancorp, (incorporated by reference to Exhibit (4)G. on Form
      10-K for the year ended December 31, 1992); and (ii)
      Specimen of Summit Bancorp.'s 8 5/8% Subordinated Notes Due
      December 10, 2002 (incorporated by reference to Exhibit 4 on
      Form 8-K, dated December 10, 1992) are incorporated herein by reference.
  4.8 Indenture, dated as of March 20, 1997, between Summit
      Bancorp. and the First National Bank of Chicago, as Trustee, for Subordinated Debt Securities (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-29019 on
      Form S-4 filed June 12, 1997) is incorporated herein by reference.

  4.9 First Supplemental Indenture, dated as of March 20, 1997, between Summit Bancorp. and the First National Bank of
      Chicago, as Trustee for $154,640,000 8.40% Junior
      Subordinated Deferrable Interest Debentures due 2027
      (incorporated by reference to Exhibit 4.2 to Registration
      Statement No. 333-19019 on Form S-4 filed June 12, 1997) is incorporated herein by reference.
  4.10 Amended and restated Declaration of Trust for Summit Capital
      Trust I dated March 20, 1997 (incorporated by reference to
      Exhibit 4.5 to Registration Statement No. 333-29019 on Form
      S-4 filed June 12, 1997) is incorporated herein by reference.
  4.11 Capital Securities Guarantee Agreement for Summit Capital
      Trust I dated as of March 20, 1997 (incorporated by reference to Exhibit 4.7 to Registration Statement No.
      333-29019 on Form S-4 filed June 12, 1997) is incorporated herein by reference.
  5.1 Opinion of Thompson Coburn LLP regarding the legality of the securities to be registered.*
 12.1 Statement Regarding Computation of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock
      Dividends.**
 23.1 Consent of Thompson Coburn LLP (included in Exhibit 5.1).*
 23.2 Consent of KPMG LLP with regard to the use of its reports on Summit's financial statements.
 24.1 Power of Attorney.*
 25.1 Form T-1 Statement of Eligibility.*


-------------------------
 * Previously filed on April 8, 1999.

** Previously filed on May 27, 1999.


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement (No. 333-75877) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor, State of New Jersey, on the 30th day of June, 1999.


                                          SUMMIT BANCORP.

                                          By      /s/ T. JOSEPH SEMROD
                                            ------------------------------------
                                             T. Joseph Semrod, Chairman of the
                                             Board and   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement (No. 333-75877) has been signed below on the 30th day of June, 1999 by the following persons in the capacities indicated.


                     SIGNATURE                                             TITLE
                     ---------                                             -----
               /s/ T. JOSEPH SEMROD                    Chairman of the Board of Directors (Chief
---------------------------------------------------      Executive Officer)
                 T. Joseph Semrod
            Principal Executive Officer

                         *                             President and Director
---------------------------------------------------
                   Robert G. Cox

               /s/ WILLIAM J. HEALY                    Executive Vice President -- Finance
---------------------------------------------------      (Principal Financial Officer)
                 William J. Healy

                         *                             Senior Vice President and Comptroller
---------------------------------------------------      (Principal Accounting Officer)
                  Paul V. Stahlin

                         *                             Director
---------------------------------------------------
                  Robert L. Boyle

                         *                             Director
---------------------------------------------------
                  James C. Brady

                         *                             Director
---------------------------------------------------
                  John G. Collins

                         *                             Director
---------------------------------------------------
                T.J. Dermot Dunphy

                         *                             Director
---------------------------------------------------
               Anne Evans Estabrook

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                         *                             Director
---------------------------------------------------
                 Elinor J. Ferdon

                         *                             Director
---------------------------------------------------
                William M. Freeman

                         *                             Director
---------------------------------------------------
                Thomas H. Hamilton

                         *                             Director
---------------------------------------------------
                  Fred G. Harvey

                         *                             Director
---------------------------------------------------
                 Francis J. Mertz

                         *                             Director
---------------------------------------------------
               George L. Miles, Jr.

                         *                             Director
---------------------------------------------------
                 William R. Miller

                         *                             Director
---------------------------------------------------
                Raymond Silverstein

                         *                             Director
---------------------------------------------------
                   Orin R. Smith

                         *                             Director
---------------------------------------------------
                  Joseph M. Tabak

                         *                             Director
---------------------------------------------------
                 Douglas G. Watson

           *By /s/ RICHARD F. OBER, JR.
  ----------------------------------------------
               Richard F. Ober, Jr.

     Richard F. Ober, Jr., by signing his name hereto, does sign the document on behalf of each of the persons indicated above, pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement (debt securities and
          preferred stock).*
  4.1     Form of Indenture Regarding Senior Debt Securities. The form or forms of senior debt securities with respect to each
          particular offering will be filed as an exhibit to a Current
          Report on Form 8-K and incorporated herein by reference.*
  4.2     Form of Indenture Regarding Subordinated Debt Securities.
          The form or forms of subordinated debt securities with
          respect to each particular offering will be filed as an
          exhibit to a Current Report on Form 8-K and incorporated
          herein by reference.*
  4.3     (i) Rights Agreement, dated as of August 16, 1989, by and
          between Summit Bancorp. (under former name UJB Financial
          Corp.) and First Chicago Trust Company of New York, as
          Rights Agent (incorporated by reference to Exhibit 2 to the
          Registration Statement on Form 8-A, filed August 28, 1989), and (ii) Notice to Rights Agent dated August 20, 1997
          (incorporated by reference to Exhibit (3)(A)(i) on Form 10-Q for the quarter ended September 30, 1997) are incorporated herein by reference.
  4.4     Rights Agreement, dated as of June 16, 1999, by and between
          Summit Bancorp. and First Chicago Trust Company of New York,
          as Rights Agent (including as an exhibit thereto the form of
          Rights Certificate) filed as Exhibit 4.1 to the Registrant's
          Current Report on Form 8-K dated June 16, 1999, is
          incorporated herein by reference.
  4.5     Note Agreement, dated as of August 19, 1993, between Summit
          Bancorp. (under former name UJB Financial Corp.) and The
          Northwestern Mutual Life Insurance Company relating to
          $20,000,000 of 7.95% Senior Notes Due August 25, 2003
          (incorporated by reference to Exhibit (4)D. on Form 10-Q for the quarter ended September 30, 1993) is incorporated herein by reference.
  4.6     (i) Fiscal and Paying Agency Agreement, dated as of June 30,
          1993, between Summit Bank, as issuer, and Summit Bank, as
          fiscal and paying agent acting through its Trust Department, relating to $50,000,000 of 6 3/4% Subordinated Notes due
          June 15, 2003 of Summit Bank (incorporated by reference to
          Exhibit (4)E.(i) on Form 8-K, dated April 11, 1996), and
          (ii) Specimen of Global Certificate for 6 3/4% Subordinated
          Notes due June 15, 2003 of Summit Bank (incorporated by
          reference to Exhibit (4)E.(ii) on Form 8-K, dated April 11,
          1996) are incorporated herein by reference.
  4.7     (i) Subordinated Indenture, dated as of December 1, 1992,
          between Summit Bancorp. (under former name UJB Financial
          Corp.) and Citibank, N.A., Trustee, relating to $175,000,000 of 8 5/8% Subordinated Notes Due December 10, 2002 of Summit
          Bancorp. (incorporated by reference to Exhibit (4)G. on Form
          10-K for the year ended December 31, 1992); and (ii)
          Specimen of Summit Bancorp.'s 8 5/8% Subordinated Notes Due
          December 10, 2002 (incorporated by reference to Exhibit 4 on
          Form 8-K, dated December 10, 1992) are incorporated herein by reference.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  4.8     Indenture, dated as of March 20, 1997, between Summit
          Bancorp. and the First National Bank of Chicago, as Trustee,
          for Subordinated Debt Securities (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-29019 on
          Form S-4 filed June 12, 1997) is incorporated herein by
          reference.
  4.9     First Supplemental Indenture, dated as of March 20, 1997,
          between Summit Bancorp. and the First National Bank of
          Chicago, as Trustee for $154,640,000 8.40% Junior
          Subordinated Deferrable Interest Debentures due 2027
          (incorporated by reference to Exhibit 4.2 to Registration
          Statement No. 333-19019 on Form S-4 filed June 12, 1997) is incorporated herein by reference.
  4.10    Amended and restated Declaration of Trust for Summit Capital
          Trust I dated March 20, 1997 (incorporated by reference to
          Exhibit 4.5 to Registration Statement No. 333-29019 on Form
          S-4 filed June 12, 1997) is incorporated by reference.
  4.11    Capital Securities Guarantee Agreement for Summit Capital
          Trust I dated as of March 20, 1997 (incorporated by
          reference to Exhibit 4.7 to Registration Statement No.
          333-29019 on Form S-4 filed June 12, 1997) is incorporated by reference.
  5.1     Opinion of Thompson Coburn LLP regarding the legality of the securities to be registered.*
 12.1     Statement Regarding Computation of Earnings to Fixed Charges
          and Earnings to Combined Fixed Charges and Preferred Stock
          Dividends.**
 23.1     Consent of Thompson Coburn LLP (included in Exhibit 5.1).*
 23.2     Consent of KPMG LLP with regard to the use of its reports on
          Summit's financial statements.
 24.1     Power of Attorney.*
 25.1     Form T-1 Statement of Eligibility.*


-------------------------
 * Previously filed on April 8, 1999.


** Previously filed on May 27, 1999.